SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                        May 23, 1996



                MIRAGE RESORTS, INCORPORATED
____________________________________________________________
   (Exact name of registrant as specified in its charter)

      Nevada                 1-6697           88-0058016
____________________________________________________________
(State or other juris-    (Commission     (I.R.S. Employer
diction of incorporation)  File Number)  Identification No.)

3400 Las Vegas Boulevard South, Las Vegas, Nevada    89109
____________________________________________________________
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
(702) 791-7111


_____________________________________________________________
(Former name or former address, if changed since last report)

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Item 5.   OTHER EVENTS.

          (a)  Two-for-One Stock Split

               On May 23, 1996, the Board of Directors of the Registrant declared a two-for-one split of the Registrant's authorized, issued and outstanding Common Stock, which became effective at the close of business on June
               17, 1996, the record date for the split.
               Certificates representing the additional shares resulting from the split will be mailed on July 1, 1996 to stockholders entitled thereto. As a result of the split, the par value of the Registrant's Common
               Stock was reduced from $0.008 per share to $0.004 per share, and the aggregate stated capital of the Registrant was not affected.

          (b)  Atlantic City Joint Venture

               On May 29, 1996, the Registrant, through a wholly owned subsidiary, formed a joint venture (the "Joint Venture") with a wholly owned subsidiary of Boyd Gaming Corporation ("Boyd") to develop, own and operate a hotel-casino resort and related facilities (the "Project") in the Marina area of Atlantic City, New Jersey. Each partner owns a 50% capital and profits interest in the Joint Venture. The Project, which is currently anticipated to cost approximately $500,000,000 (including the value of the land to be contributed to the Joint Venture by the Registrant) is planned to be one component of a multi-facility casino-based entertainment development to be master-planned by the Registrant on the 150-acre "Huron North Redevelopment Area" property (the "Huron North Property") which the Registrant intends to acquire from the City of Atlantic City. Pursuant to the Joint Venture Agreement (the "JV Agreement"), Boyd's subsidiary will supervise the design, development and construction of the Project and will manage and operate the Project, without fee.

               Development of the Project is contingent upon the satisfaction of various conditions, including without limitation the approval by the State of New Jersey of funding for certain major roadway improvements in the Marina area of Atlantic City, the receipt of suitable debt financing by the Joint Venture
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               and the receipt of all necessary regulatory
               approvals. Assuming that such conditions are satisfied, as to which there can be no assurance, construction of the Project is anticipated to commence after substantial completion of environmental remediation of the Huron North Property and is expected to take approximately 24 months to complete.

               For further information concerning the Joint
               Venture, reference is made to the text of the JV Agreement, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

          (c)  Agreement with Circus Circus Enterprises, Inc.

               On May 30, 1996, the Registrant entered into an agreement (the "Circus Agreement") with Circus Circus Enterprises, Inc. ("Circus") which provides for the Registrant to transfer to Circus a portion of the Huron North Property, comprising at least 30 acres, suitable for Circus to develop thereon a hotel-casino resort containing approximately 2,000 guest rooms in an architectural format that conforms to a master plan for the Huron North Property designed by the Registrant. While the Registrant will act as master-developer for the Huron North Property, the Registrant will own no interest in the project to be developed by Circus, which will be located adjacent to the Registrant's planned wholly owned resort. Transfer of the property to Circus is subject to the Registrant's determination to proceed with the development of the Huron North Property, which is subject to the satisfaction of a number of conditions. Circus's ability to proceed with its planned development is also subject to its obtaining the requisite gaming and other licenses and approvals from state and local authorities. Assuming that these conditions are satisfied, as to which there can be no assurance, Circus anticipates that it could begin construction some time in 1997, with an anticipated 24-month construction period.

               For further information concerning the Circus Agreement, reference is made to the text of the Circus Agreement, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

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
  Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

            (c)  Exhibits

          99.1 Joint Venture Agreement of Stardust A.C., dated as of May 29, 1996, between MAC, CORP. and Grand K, Inc. (without exhibit). Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boyd Gaming Corporation (Commission File No. 1-12168) dated June 7, 1996.

          99.2 Letter agreement, dated May 30, 1996, between the Registrant and Circus Circus Enterprises, Inc. ("Circus"). Incorporated by reference to Exhibit 10(a) to the Quarterly Report on Form 10-Q of Circus (Commission File No. 1-
               8570) for the fiscal quarter ended April 30,
               1996.
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                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              MIRAGE RESORTS, INCORPORATED
                              (Registrant)



Date:  June 25, 1996          By:  BRUCE A. LEVIN
                                   BRUCE A. LEVIN
                                   Vice President and
                                   General Counsel
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